UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 9, 2016

The Joint Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36724	90-0544160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16767 N. Perimeter Drive, Suite 240 Scottsdale, AZ 85260
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:
(480) 245-5960

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 11, 2016, the Company issued a press release which includes the announcement of its financial results for the quarter ended June 30, 2016. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 2.02 and Exhibit 99.1 with respect to the Company’s financial results for the quarter ended June 30, 2016 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2016, the Company’s Board of Directors appointed Peter Holt as Chief Executive Officer of the Company, effective immediately.  Mr. Holt had been serving as acting Chief Executive Officer since April 27, 2016.  The Board also elected Mr. Holt to serve as a director of the Company, effective immediately.

On the recommendation of the Compensation Committee, the Board increased Mr. Holt's annual salary to $375,000.

As previously reported, Mr. Holt, age 58, has had extensive operational experience in senior management with companies that have multiple store locations and franchises.  Most recently, he served as President and CEO of Tasti D-Lite LLC, a retailer of lower-fat dairy desserts.  He held that position from 2013 until Tasti D-Lite was purchased by Kahala Brands in June of 2015.  From 2007 through 2012, he was COO of Tasti D-Lite.  While at Tasti D-Lite, among other achievements, he led the team to convert the licensed retail network into a business format franchise structure.  He also led the acquisition of Planet Smoothie and managed the integration of the two brands. Prior to Tasti D-Lite, from 2005 until 2007, Mr. Holt served as Executive in Residence of Great Hills Partners, a Boston-based private equity firm.  At Great Hills Partners, he was responsible for identifying, qualifying and assisting in the due diligence process of potential franchisor acquisitions.  He was the Chief Operating Officer of 24Seven Vending (US), a subsidiary of the New Zealand publicly traded company, VTL Group Limited, from 2004 until 2005.  At 24Seven Vending (US), Mr. Holt was responsible for all aspects of the implementation of an acquisition-to-franchise conversion expansion strategy in parallel with managing the financing, sales, operations, technology, and training for the company.  From 1997 through 2003, Mr. Holt held various positions with Mail Boxes, Etc., including Executive Vice President of Franchise Sales and Development, Senior Vice President, International, and Vice President, International.  He was responsible for all franchise sales functions including domestic sales, site selection/retail center development, and the international sales and operations division.  Mr. Holt also held positions at Brice Foods, Inc. (1990-1996) and International Franchise Association (1986-1990).

There were no arrangements or understandings with any person relating to Mr. Holt’s appointment as director of the Company, and there have been no related party transactions between the Company and Mr. Holt.

Item 8.01. Other Events.

On August 11, 2016, the Company issued a press release, attached hereto as Exhibit 99.1 and previously incorporated herein by reference, which includes the announcement of the appointment of Peter Holt as Chief Executive Officer of the Company and his election to the Company’s Board of Directors. The preceding description of the press release is qualified in its entirety by reference to that portion of the press release which addresses Mr. Holt’s appointment and election.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release dated August 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Joint Corp.

Date: August 11, 2016	By:	/s/ Peter D. Holt
Name: Peter D. Holt
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 11, 2016.